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As filed with the Securities and Exchange Commission on February 21, 2006

Securities Act File No. 333-128748

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORACLE HEALTHCARE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	6770 (Primary Standard Industrial Classification Code Number)	26-0126028 (I.R.S. Employer Identification Number)
200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830 (203) 862-7900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Joel D. Liffmann President and Chief Operating Officer 200 Greenwich Avenue 3rd Floor Greenwich, Connecticut 06830 (203) 862-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
William H. Gump, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019-6099 (212) 728-8000 (212) 728-8111—Facsimile	Floyd I. Wittlin, Esq. Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The purpose of this amendment is solely to file certain exhibits. No changes have been made to the prospectus that forms Part I of this registration statement and, accordingly, such prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$25,266
NASD Filing Fee	22,100
Accounting Fees and Expenses	50,000
Printing and Engraving Expenses	65,000
Legal Fees and Expenses (including Blue Sky services and expenses)	285,000
Miscellaneous(1)	52,634

Total	$500,000

(1)
Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

Item 14.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph (a) of Article IX of our amended and restated certificate of incorporation provides:

          "The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful."

        Paragraph (b) of Article IX of our amended and restated certificate of incorporation provides:

          "The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper."

        Article VIII of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        (a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
LNF OHAC LLC(1)	781,250
Oracle Healthcare Holding LLC(1)	1,197,916
Joel D. Liffmann(1)	100
JDL OHAC LLC(1)	781,150
Granite Creek Partners, L.L.C.(1)	312,500
George W. Bickerstaff, III(1)	52,084

Total:	3,125,000

(1)
Such shares were issued to Mr. Liffmann and the other stockholders on September 1, 2005 and September 22, 2005, respectively, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. They were sold to individuals or entities who were each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. This table does not give effect to the six-for-five stock split that occurred on February 16, 2006. The shares issued to the individuals and entities above were sold for an aggregate offering price of $31,250 at a purchase price of $0.01 per share, or $0.0083 per share on a split-adjusted basis. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation*
3.2	Amended and Restated Bylaws*
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Willkie Farr & Gallagher LLP
10.1	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and each of the existing stockholders*
10.1.1	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Larry N. Feinberg*
10.1.2	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and LNF OHAC LLC*
10.1.3	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Oracle Healthcare Holding LLC*
10.1.4	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Joel D. Liffmann*
10.1.5	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and JDL OHAC LLC*
10.1.6	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Mark A. Radzik*
10.1.7	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Granite Creek Partners, L.L.C.*
10.1.8	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and George W. Bickerstaff, III*
10.1.9	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Kevin C. Johnson*
10.1.10	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Per G. H. Lofberg*
10.2	Form of Escrow Agreement between Continental Stock Transfer & Trust Company and each of the existing stockholders
10.3	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company

10.4	Promissory Note issued by the Registrant to Larry N. Feinberg*
10.5	Promissory Note issued by the Registrant to Joel D. Liffmann*
10.6	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders
10.7	Form of Founding Director Warrant Purchase Agreement among the Registrant and Messrs. Larry N. Feinberg and Joel D. Liffmann*
10.8	Office Service Agreement between the Registrant and Oracle Investment Management, Inc.*
10.9	Transfer Agent and Registrar Agreement between the Registrant and Continental Stock Transfer & Trust Company*
23.1	Consent of Rothstein Kass & Company P.C.*
23.2	Consent of Willkie Farr & Gallagher LLP (incorporated by reference from Exhibit 5.1)
24	Power of Attorney*

*
Previously filed.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, Connecticut, on February 21, 2006.

ORACLE HEALTHCARE ACQUISITION CORP.
By:	/s/ Joel D. Liffmann Joel D. Liffmann President and Chief Operating Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Joel D. Liffmann Joel D. Liffmann	President and Chief Operating Officer; Director (Principal Executive Officer)	February 21, 2006
* Mark A. Radzik	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	February 21, 2006
* Larry N. Feinberg	Chairman of the Board of Directors	February 21, 2006
* George W. Bickerstaff, III	Director	February 21, 2006
* Kevin C. Johnson	Director	February 21, 2006
* Per G. H. Lofberg	Director	February 21, 2006

        Joel D. Liffmann, by signing his name below, signs this document on behalf of each of the above named persons specified by an asterisk (*), pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission in Amendment No. 1 to the Registrant's Registration Statement on December 2, 2005.

By:	/s/ Joel D. Liffmann Attorney-in-fact Joel D. Liffmann

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation*
3.2	Amended and Restated Bylaws*
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Willkie Farr & Gallagher LLP
10.1	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and each of the existing stockholders*
10.1.1	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Larry N. Feinberg*
10.1.2	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and LNF OHAC LLC*
10.1.3	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Oracle Healthcare Holding LLC*
10.1.4	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Joel D. Liffmann*
10.1.5	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and JDL OHAC LLC*
10.1.6	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Mark A. Radzik*
10.1.7	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Granite Creek Partners, L.L.C.*
10.1.8	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and George W. Bickerstaff, III*
10.1.9	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Kevin C. Johnson*
10.1.10	Form of Letter Agreement between the Registrant, CRT Capital Group LLC and Per G. H. Lofberg*
10.2	Form of Escrow Agreement between Continental Stock Transfer & Trust Company and each of the existing stockholders
10.3	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.4	Promissory Note issued by the Registrant to Larry N. Feinberg*
10.5	Promissory Note issued by the Registrant to Joel D. Liffmann*
10.6	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders

10.7	Form of Founding Director Warrant Purchase Agreement among the Registrant and Messrs. Larry N. Feinberg and Joel D. Liffmann*
10.8	Office Service Agreement between the Registrant and Oracle Investment Management, Inc.*
10.9	Transfer Agent and Registrar Agreement between the Registrant and Continental Stock Transfer & Trust Company*
23.1	Consent of Rothstein Kass & Company P.C.*
23.2	Consent of Willkie Farr & Gallagher LLP (incorporated by reference from Exhibit 5.1)
24	Power of Attorney*

*
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX